UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 30, 2008, Newell Rubbermaid Inc. (the "Company") entered into amended and restated employment security agreements (the "Agreements") with the following named executive officers of the Company: Mark D. Ketchum, President and Chief Executive Officer; Hartley D. Blaha, President – Corporate Development; and J. Patrick Robinson, Executive Vice President – Chief Financial Officer (the "executives"). The Agreements supersede those employment security agreements previously entered into with these executives as described in the Company’s 2008 annual meeting proxy statement. Copies of Mr. Ketchum’s Agreement and a form of the Agreement for the other executives are filed with this Current Report as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Agreements provide for the continuation of an executive’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without "good cause," or a voluntary termination of employment for "good reason," occurring within 24 months after a "change in control" of the Company. Within 30 days after any such termination, the executive will receive a lump sum severance payment equal to (i) two times (or, in the case of Mr. Ketchum, equal to three times) the sum of (A) the executive’s annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the executive’s target bonus on the date of the change in control or, if higher, the date of termination, and assuming the attainment of performance goals at the 100% level, plus (ii) the executive's target bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365. The superseded agreements had a provision which provided for the lump sum payment to an executive following a voluntary termination of employment for any reason in the thirteenth month following a change in control. This provision is not included in the Agreements as amended and restated.

Following such a termination of employment, (i) the executive will receive all benefits accrued under the Company’s incentive and retirement plans, his termination will be considered a retirement under such plans, he will receive service credit and continued matching or other Company contributions under such plans for the 24-month severance period, and he will become fully vested under the Company’s Supplemental Executive Retirement Plan, 2008 Deferred Compensation Plan and 401(k) Plan, (ii) all Company stock options held by the executive will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock held by the executive will lapse, and all performance goals on Company performance awards to the executive will be deemed satisfied at the highest level; (iii) the executive and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until the executive is eligible for coverage under similar plans from a new employer, (iv) the Company will continue to reimburse the executive for automobile expenses during the severance period until he receives such reimbursement from a new employer, and (v) the executive will be eligible for six months of outplacement services.

The Agreements provide for a gross-up payment to the executive to cover any excise and related income tax liability under Section 4999 of the Internal Revenue Code as a result of any payment or benefit arising under the Agreements. If the executive dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse will continue to be covered under all applicable welfare plans.

In order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the Agreements provide that any payments to which an executive may be entitled thereunder are intended to be separate payments that are exempt from Section 409A by reason of the "short-term deferral" exception or the separation pay exceptions set forth in the applicable regulations. In addition, the agreements provide that if no exception to the requirements of Section 409A applies, payments to any executive may not be made until the first business day following the date that is six months after the executive’s termination.

The Agreements contain restrictive covenants which prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Security Agreement with Mark D. Ketchum dated September 30, 2008.

10.2 Form of Employment Security Agreement with Messrs. Blaha and Robinson dated September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

October 2, 2008	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Security Agreement with Mark D. Ketchum dated September 30, 2008
10.2	Form of Employment Security Agreement with Messrs. Blaha and Robinson dated September 30, 2008